Calculation of Filing Fee Tables
S-3
Rapport Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt Convertible into Equity	2.25% Convertible Senior Notes Due 2032	457(r)	172,500,000		$ 172,500,000.00	0.000087	$ 15,007.50
Fees to be Paid	2	Equity	Common stock, $0.001 per share	Other				0.000087	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 172,500,000.00		$ 15,007.50
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,007.50
Offering Note
[1]	The amount registered is $172,500,000, which represents the aggregate principal amount of 2.25% Convertible Senior Notes due 2032 (the "Notes") whose offer and sale are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached. This amount includes $22,500,000 aggregate principal amount of Notes that may be offered and sold pursuant to the exercise in full of the underwriters' over-allotment option to purchase additional Notes (the "Option Notes"). The amount set forth in the column titled "Maximum Aggregate Offering Price" includes the maximum aggregate offering price attributable to the Option Notes. The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the "Securities Act"). Payment of the registration fee at the time of filing of the registrant's Registration Statement on Form S-3 (File No. 333-294170) on March 10, 2026 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.

[2]	The amount registered includes an indeterminate number of shares of common stock, $0.001 par value per share (the "Common Stock"), of Rapport Therapeutics, Inc., issuable upon conversion of the Notes. The initial maximum conversion rate of the Notes is 37.3483 shares of Common Stock per $1,000 principal amount of Notes. Pursuant to Rule 416 under the Securities Act, the amount of shares of Common Stock whose offer and sale is registered by the registration statement relating to the prospectus supplement to which this exhibit is attached includes an indeterminate number of shares of Common Stock that may be issued in connection with stock splits, stock dividends, or similar transactions. No additional consideration will be received in connection with the exercise of the conversion privilege of the Notes. Pursuant to Rule 457(i) under the Securities Act, no separate registration fee is required for the shares of Common Stock issuable upon conversion of the Notes because no additional consideration is to be received in connection with the exercise of the conversion privilege of the Notes.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date